PORTFOLIOS LISTED ON EXHIBIT I
                   RESTATED ADMINISTRATIVE SERVICES AGREEMENT


         RESTATED ADMINISTRATIVE SERVICES AGREEMENT, dated as of August 1, 1996, by and between each of the Portfolios listed on Exhibit I, each a New York trust (a "Portfolio"), and Morgan Guaranty Trust Company of New York, a New York trust company ("Morgan").

                              W I T N E S S E T H:

         WHEREAS,   each  Portfolio  is  engaged  in  business  as  an  open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act");

         WHEREAS, each Portfolio wishes to engage Morgan to provide certain administrative services for the Portfolio, and Morgan is willing to provide such services for the Portfolio, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. DUTIES OF MORGAN. Subject to the general direction and control of the Board of Trustees of the Portfolio, Morgan shall perform such administrative and related services as may from time to time be reasonably requested by the Portfolio, which shall include without limitation: a) arranging for the preparation and filing of the Portfolio's tax returns and preparing financial statements and other financial reports for review by the Portfolio's independent auditors; b) coordinating the Portfolio's annual audit; c) developing the Portfolio's budget and establishing its rate of expense accrual; d) overseeing the Portfolio's custodian (the "Custodian") and transfer agent and other service providers, including monitoring the daily income accrual and collection, expense accrual and disbursement, and computation of the Portfolio's net asset value; verifying the calculation of performance data for the Portfolio; monitoring the trade reporting for portfolio securities transactions; monitoring the pricing of portfolio securities and compliance with amortized cost procedures, if applicable; monitoring the computation of the Portfolio's income and capital gains (losses) and confirming that they have been properly allocated to the holders of record; and monitoring services provided by the Custodian under
Article 8 of its Custodian Contract; e) taking responsibility for compliance with all applicable federal securities and other regulatory requirements; f) taking responsibility for monitoring the tax status of the Portfolio so that its investors can qualify as regulated investment companies under the Internal Revenue Code of 1986; g) arranging for preparation of agendas and

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supporting  documents  for and minutes of meetings of  Trustees,  committees  of
Trustees, and investors; h) maintaining books and records relating to such services; and i) providing such other related services as the Portfolio may reasonably request, to the extent permitted by applicable law. Morgan shall provide all personnel and facilities necessary in order for it to provide the services contemplated by this paragraph.

         Morgan assumes no responsibilities under this Agreement other than to render the services called for hereunder, on the terms and conditions provided herein. In the performance of its duties under this Agreement, Morgan will comply with the provisions of the Declaration of Trust and By-Laws of the Portfolio and the Portfolio's stated investment objective, policies and restrictions, and will use its best efforts to safeguard and promote the welfare of the Portfolio, and to comply with other policies which the Board of Trustees may from time to time determine.

         2. BOOKS AND RECORDS. Morgan shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Portfolio under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Portfolio and shall at all times during the regular business hours of Morgan be open for inspection by duly authorized officers, employees or agents of the Securities and Exchange Commission. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Morgan hereby agrees that all records which it maintains for the Portfolio are the property of the Portfolio and further agrees to surrender promptly to the Portfolio any such records upon the Portfolio's request.

     3.  LIAISON  WITH  AND  OPINION  OF  THE  PORTFOLIO'S   INDEPENDENT  PUBLIC
ACCOUNTANTS.

         3.1. Morgan shall act as liaison with the Portfolio's independent public accountants and shall provide, upon request, account analyses, fiscal year summaries and other audit-related schedules. Morgan shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Portfolio from time to time.

         3.2. Morgan shall take all reasonable action, as the Portfolio may from time to time request, to obtain from year to year favorable opinions from the Portfolio's independent public accountants with respect to its activities hereunder in connection with the preparation of the Portfolio's registration statement on Form N-1A, reports on Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

     4. ALLOCATION OF CHARGES AND EXPENSES. Morgan shall bear all of the expenses incurred in connection with carrying out its duties hereunder. The Portfolio shall pay the usual, customary or extraordinary expenses incurred by the Portfolio, including without limitation

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compensation of Trustees; federal and state governmental fees; interest charges;
taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of any provider other than Morgan of services to the Portfolio under a co- administration agreement (the "Co-Administrator"), Morgan pursuant to the Investment Advisory Agreement and this Agreement, Pierpont Group, Inc. pursuant to the Portfolio Fund Services Agreement, the Custodian for all services to the Portfolio (including safekeeping of funds and securities and maintaining required books and accounts), independent auditors, legal counsel and of any transfer agent, registrar or dividend disbursing agent of the Portfolio; brokerage expenses; expenses of preparing, printing and mailing reports, notices, proxy statements and reports to investors and governmental offices and commissions; expenses of preparing, printing and mailing agendas and supporting documents for meetings of Trustees and committees of Trustees; insurance premiums; expenses of calculating the net asset value of interests in the Portfolio; expenses of meetings of investors in the Portfolio; expenses relating to the issuance of interests in the Portfolio; and litigation and indemnification expenses.

         5. COMPENSATION OF MORGAN. For the services to be rendered and the expenses to be borne by Morgan hereunder, the Portfolio shall pay Morgan a fee at an annual rate as set forth on Schedule A attached hereto. This fee will be computed daily and payable as agreed by the Portfolio and Morgan, but no more frequently than monthly.

         6. LIMITATION OF LIABILITY OF MORGAN. Morgan shall not be liable for any error of judgment or mistake of law or for any act or omission in the performance of its duties hereunder, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard of its obligations and duties hereunder.

     7. ACTIVITIES OF MORGAN. The services of Morgan to the Portfolio are not to be deemed to be exclusive, Morgan being free to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         8. TERMINATION. This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees of the Portfolio or by Morgan, in each case on not more than 60 days' nor less than 30 days' written notice to the other party.

         9. SUBCONTRACTING BY MORGAN. Morgan may subcontract for the performance of its obligations hereunder with any one or more persons; PROVIDED, HOWEVER, that, unless the Portfolio otherwise expressly agrees in writing, Morgan shall be as fully responsible to the Portfolio for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

     10. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     11. AMENDMENTS. This Agreement may be amended only by mutual written consent.

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         12.  MISCELLANEOUS.  This Agreement  embodies the entire  agreement and understanding between the parties hereto and supersedes all prior agreements, terminations, extensions or other understandings relating to Morgan's provision of financial, fund accounting oversight or administrative services for the Portfolio. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law.

     13. NOTICE. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid (1) to Morgan at Morgan Guaranty Trust Company of New York, 522 Fifth Avenue, New York, New York 10036, Attention: Funds Management, or (2) to the Portfolio at its principal place of business as provided to Morgan, Attention: Treasurer.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     15. ADDITIONAL PORTFOLIOS. This agreement may be made applicable to any additional Portfolio from time to time by agreement of Morgan and each such Portfolio and the adding of such Portfolio to Exhibit I.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. The undersigned officer of each Portfolio has executed this Agreement not individually, but as an officer of the Portfolio under the Portfolio's Declaration of Trust, dated as set forth on Exhibit I, and the obligations of this Agreement are not binding upon any of the Trustees or investors of the Portfolio individually, but bind only the trust estate.

                                  EACH PORTFOLIO LISTED ON EXHIBIT I

                                  By /s/ John E. Pelletier
                                     John E. Pelletier, Vice President
                                     and Secretary
                                     Attest:  /s/ L. McCabe
                                              Lenore J. McCabe
                                  MORGAN GUARANTY TRUST COMPANY OF
                                  NEW YORK

                                  By /s/ Stephen H. Hopkins
                                     Stephen H. Hopkins, Vice President
RMMFFAS5

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                                    ADDENDUM








         ADDENDUM,  dated  February  13, 1997,  to the  Restated  Administrative
Services Agreement made as of the 1st day of August 1996 (the "Agreement") between each of trusts set forth on Exhibit I hereto and Morgan Guaranty Trust Company of New York.

         Effective February 13, 1997, The Global Strategic Income Portfolio (the "Trust") shall be added to Exhibit I to the Agreement so that such Exhibit I shall include the Trust.

                                  THE GLOBAL STRATEGIC INCOME PORTFOLIO


                                  By  ___________________________________
                                      Elizabeth A. Keeley
                                      Vice President and Assistant Secretary

                                  MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK


                                  By  ___________________________________
                                      Stephen H. Hopkins
                                      Vice President


RMMFFAS5

                                                                      SCHEDULE A


                          ADMINISTRATIVE SERVICES FEES
                         PORTFOLIOS LISTED ON EXHIBIT I


         The annual administrative services fee charged to and payable by each Portfolio listed on Exhibit I, as amended from time to time (the "Master Portfolios"), is equal to its proportionate share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios and in accordance with the following annual schedule:

                  0.09% on the first $7 billion of the Master Portfolios' aggregate average daily net assets; and 0.04% of the Master Portfolios' aggregate average daily net assets in excess of $7 billion less the complex-wide charge of the Co-Administrator

         The portion of this charge payable by each Master Portfolio is determined by the proportionate share that its net assets bear to the total of the net assets of the Master Portfolios, The JPM Pierpont Funds, The JPM Institutional Funds, JPM Series Trust and other investors in the Master Portfolios for which Morgan provides similar services.

Approved:         January 9, 1997
                  Effective January 9, 1997



RMMFFAS5

                                                                       Exhibit I



                                                       Date of         Effective
Portfolio                                        Declaration of Trust     Date

The Treasury Money Market Portfolio                    11/4/92           8/1/96
The Money Market Portfolio                             1/29/93           8/1/96
The Tax Exempt Money Market Portfolio                  1/29/93           8/1/96
The Short Term Bond Portfolio                          1/29/93           8/1/96
The U.S. Fixed Income Portfolio                        1/29/93           8/1/96
The Tax Exempt Bond Portfolio                          1/29/93           8/1/96
The Selected U.S. Equity Portfolio                     1/29/93           8/1/96
The U.S. Small Company Portfolio                       1/29/93           8/1/96
The Non-U.S. Equity Portfolio                          1/29/93           8/1/96
The Diversified Portfolio                              1/29/93           8/1/96
The Non-U.S. Fixed Income Portfolio                    6/16/93           8/1/96
The Emerging Markets Equity Portfolio                  6/16/93           8/1/96
The New York Total Return Bond Portfolio               6/16/93           8/1/96
The Series Portfolio*                                  6/24/94
         The Asia Growth Portfolio                                       8/1/96
         The Japan Equity Portfolio                                      8/1/96
         The European Equity Portfolio                                   8/1/96
         The Disciplined Equity Portfolio                              12/27/96
         The International Opportunities Portfolio                     12/27/96
         The Latin American Equity Portfolio                             1/9/97
         The Emerging Markets Debt Portfolio                             1/9/97
         The Small Company Growth Portfolio                              1/9/97
The Global Strategic Income Portfolio*                 1/9/97            2/13/97
JPM Series Trust*                                      8/15/96
         Tax Aware Equity Fund                                          11/4/96
         Tax Aware Disciplined Equity Fund                              11/4/96
         California Bond Fund                                           11/4/96


*In the cases of The Series Portfolio, The Global Strategic Income Portfolio and JPM Series Trust, references to "Portfolio" or "Fund" refer to their respective individual series as the context requires.